UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2005
Date of Report (Date of earliest event reported)

DIGITAL ECOSYSTEMS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51152	98-0431245
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1313 East Maple Street, Suite 223
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

(360) 685-4200
Registrant's telephone number, including area code

     #1500 - 701 West Georgia Street
Vancouver, British Columbia, Canada V7Y 1C6
(604) 681-7039
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 30, 2005, Digital Ecosystems Corp. (“Digital”) and GSL Energy Corporation (“GSL”) entered into an extension (the “Amended LOI”) of the Letter of Intent (the “LOI”) dated November 18, 2005 between Digital and GSL, for the purpose of acquiring all of the issued and outstanding shares of GSL. Pursuant to the terms of the Amended LOI, the parties extended the termination date of the LOI to the earlier of: (i) the execution a definitive agreement between the parties, or (ii) January 31, 2006.

The foregoing summary is qualified in its entirety by reference to the Amended LOI which is filed as Exhibit 10.1 to this Current Report and Digital’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2005.

ITEM 7.01 REGULATION FD DISCLOSURE.

Digital has postponed the date of the special meeting of its stockholders scheduled for January 19, 2006 until such time as Digital has entered into a definitive agreement with GSL in accordance with the terms of the LOI, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

10.1	Amendment to Letter of Intent dated November 18, 2005 between Digital Ecosystems Corp. and GSL Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ECOSYSTEMS CORP.

Date: January 3, 2006
	By:	/s/ G. Leigh Lyons
GREGORY LEIGH LYONS
President, Chief Executive Officer,
and Director